================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: August 14, 1998

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                        0-23639              62-1710772
  (State or other jurisdiction     (Commission File Number)    (IRS Employer
       of incorporation)                                       Identification
                                                                   Number)


  105 WESTWOOD PLACE
  SUITE 400
  BRENTWOOD, TENNESSEE                                           37027
  (Address of principal executive offices)                       (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)


================================================================================

         Province Healthcare Company (the "Company"), a Delaware corporation, hereby amends its Report on Form 8-K, dated June 26, 1998, relating to the acquisition of Elko General Hospital ("Elko") in Elko, Nevada on June 11, 1998 (the "Acquisition"). The Company is filing this amendment for the purpose of including the required financial statements and pro forma financial information with respect to the Acquisition in accordance with the requirements of Form 8-K.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  The required audited consolidated financial statements of Elko General Hospital as of and for the year ended June 30, 1997 are filed herewith.

         (b)      Pro Forma Financial Information.

                  The required pro forma financial statements of the Company and its subsidiaries, giving effect to the Acquisition as if it had occurred on March 31, 1998, as to the balance sheet, and on January 1, 1997, as to the income statements, are filed herewith.

         (c)      Exhibits:

                         2.1 Asset Purchase Agreement, dated June 8, 1998,
                  between the Company and the County of Elko is incorporated herein by reference to the Company's Current Report on Form 8-K, filed June 26, 1998, Commission File No. 0-23639.

                         20.1 Copy of the press release, dated June 12, 1998,
                  relating to the completion of the Elko General Hospital acquisition, incorporated herein by reference to the Company's Current Report on Form 8-K, filed June 26, 1998, Commission File No. 0-23639.

                         23.1 Consent of Kafoury, Armstrong & Co.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PROVINCE HEALTHCARE COMPANY


                                         By:  /S/ BRENDA B. RECTOR
                                              ----------------------------------
                                              Brenda B. Rector
                                              Vice President and Controller

Date:  August 14, 1998

                          INDEX TO FINANCIAL STATEMENTS

                                                                                Page
                                                                                ----

ELKO GENERAL HOSPITAL

Independent Auditor's Report                                                      1
Balance Sheet at June 30, 1997                                                    2
Statement of Operations - Operating Fund - Unrestricted
   for the Year Ended June 30, 1997                                               4
Statement of Cash Flows - Operating Fund - Unrestricted for the
   Year Ended June 30, 1997                                                       5
Notes to Financial Statements                                                     6
Condensed Balance Sheet at March 31, 1998 (Unaudited)                            18
Condensed Statements of Operations - Operating Fund - Unrestricted
   for the Nine Months Ended March 31, 1998 and 1997 (Unaudited)                 20
Condensed Statements of Cash Flows - Operating Fund - Unrestricted
   for the Nine Months Ended March 31, 1998 and 1997 (Unaudited)                 21
Notes to Condensed Financial Statements (Unaudited)                              22

PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

Pro Forma Condensed Consolidated Financial Statements                            24
Pro Forma Condensed Consolidated Balance Sheet at March 31, 1998 (Unaudited)     25
Pro Forma Condensed Consolidated Statement of Income for the Year
   Ended December 31, 1997 (Unaudited)                                           27
Pro Forma Condensed Consolidated Statement of Income for the Three Months
   Ended March 31, 1998 (Unaudited)                                              28
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)       29

                            KAFOURY, ARMSTRONG & CO.
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS



                          INDEPENDENT AUDITOR'S REPORT


To the Honorable Board of Trustees
     of Elko General Hospital


        We have audited the accompanying financial statements of Elko General Hospital, State of Nevada, as of and for the year ended June 30, 1997 as listed in the table of contents. These financial statements are the responsibility of Elko General Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elko General Hospital, State of Nevada, as of June 30, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                             /s/ Kafoury, Armstrong & Co.



Elko, Nevada
September 12, 1997, except for Note 13,
as to which the date is June 11, 1998

                             ELKO GENERAL HOSPITAL
                                 BALANCE SHEET
                                 JUNE 30, 1997
                                 (Page 1 of 2)


                                     ASSETS
                                                                        1997
                                                                        ----
OPERATING FUND -- UNRESTRICTED
CURRENT ASSETS
  Cash -- Note 5                                                   $ 1,526,087
  Accounts receivable -- Note 6                                      5,189,886
  Due from other governments                                           107,473
  Due from contractual agencies                                        171,866
  Due from other funds                                                  14,744
  Inventories -- Note 7                                                583,942
  Prepaid expenses                                                     195,980
  Assets limited as to use:
     Cash -- Note 5                                                    500,189
                                                                   -----------
                                                                     8,290,167
                                                                   -----------
PROPERTY AND EQUIPMENT, NET -- Note 8                                8,797,838
                                                                   -----------
     Total Assets                                                  $17,088,005
                                                                   ===========

                          LIABILITIES AND FUND BALANCE

CURRENT LIABILITIES
  Accounts payable                                                 $   591,846
  Accrued salaries                                                     280,313
  Accrued retirement                                                   145,968
  Accrued vacation and compensatory time                               449,110
  Other accrued expenses                                               107,751
  Current maturities of capital lease obligations -- Note 9            156,000
  Current maturities of long-term notes payable -- Note 10             617,248
                                                                   -----------
                                                                     2,348,236
                                                                   -----------

LONG-TERM LIABILITIES
  Compensated absences                                                  59,910
  Capital lease obligations -- Note 9                                  226,215
  Notes payable -- Note 10                                           1,699,474
                                                                   -----------
                                                                     1,985,599
                                                                   -----------
     Total Liabilities                                               4,333,835
                                                                   -----------
FUND BALANCE                                                        12,754,170
                                                                   -----------
     Total Liabilities and Fund Balance                            $17,088,005
                                                                   ===========

                             ELKO GENERAL HOSPITAL
                                 BALANCE SHEET
                                 JUNE 30, 1997
                                 (Page 2 of 2)


RESTRICTED FUNDS

                                                               1997
                                                              ------
                                     ASSETS

SPECIFIC PURPOSE FUNDS
  Cash - Note 5                                              $ 64,108
                                                             ========
                          LIABILITIES AND FUND BALANCE

CURRENT LIABILITIES
  Deferred revenue                                           $ 23,297
                                                             --------
 FUND BALANCE
   Unreserved
     Designated for future year's operations                   40,811
     Undesignated                                                  --
                                                             --------
                                                               40,811
                                                             --------
  Total Liabilities and Fund Balance                         $ 64,108
                                                             ========

                                     ASSETS

CAPITAL IMPROVEMENT FUND
 ASSETS
   Cash - Note 5                                             $ 63,458
                                                             ========
                                  FUND BALANCE

 Fund Balance
   Unreserved
     Designated for future year's operations                 $ 62,662
     Undesignated                                                 796
                                                             --------
   Total Fund Balance                                        $ 63,458
                                                             ========
                                     ASSETS

SELF INSURANCE FUND
CURRENT ASSETS
  Cash - Note 5                                              $  6,589
  Accounts receivable                                          40,288
                                                             --------
    Total Assets                                             $ 46,877
                                                             ========
                          LIABILITIES AND FUND BALANCE

CURRENT LIABILITIES
  Accounts payable                                           $ 96,366
  Due to other funds                                           14,744
                                                             --------
                                                              111,110
                                                             --------
FUND BALANCE
  Unreserved
    Designated for future year's operations                        --
    Undesignated (Deficit)                                    (64,233)
                                                             --------
                                                              (64,233)
                                                             --------
 Total Liabilities and Fund Balance                          $ 46,877
                                                             ========

   The accompanying notes are an integral part of these financial statements.

                             ELKO GENERAL HOSPITAL
                            STATEMENT OF OPERATIONS
                         OPERATING FUND - UNRESTRICTED
                        FOR THE YEAR ENDED JUNE 30, 1997



                                                                  1997
                                                               -----------
REVENUE
 Net Patient Service Revenue - Note 3
  Routine services                                             $ 6,610,374
  Ancillary service                                             22,514,846
  Contract physician revenue                                     1,898,597
                                                               -----------
                                                                31,023,817
  Less adjustments to revenues:
     Contractual allowances under governmental health
     care and insurance programs                                (4,903,212)
     Uncompensated care, charity care                             (169,603)
                                                               -----------
                                                                25,951,002
  Other Operating Revenue                                          162,412
                                                               -----------
                                                                26,113,414
                                                               -----------
OPERATING EXPENSES
  Professional care of patients                                 12,273,874
  Dietary services                                                 469,008
  General services                                               2,362,371
  Administrative services                                        2,660,859
  Employee benefits                                              1,843,337
  Insurance costs                                                  321,506
  Depreciation and amortization                                  1,076,878
  Interest                                                         166,394
  Provision for bad debts                                        3,042,298
                                                               -----------
                                                                24,216,525
                                                               -----------
   Income From Operations                                        1,896,889
                                                               -----------
NON-OPERATING GAINS (LOSSES)
  Interest Income                                                   90,445
  Gifts, grants and bequests                                        39,764
  Elko County Jail meal gains (net)                                133,978
  Other nonoperating revenues                                       45,386
                                                               -----------
                                                                   309,573
                                                               -----------
   Revenue and Gains in Excess of Expenses and Losses          $ 2,206,462
                                                               ===========


   The accompanying notes are an integral part of these financial statements.

                             ELKO GENERAL HOSPITAL
                            STATEMENT OF CASH FLOWS
                         OPERATING FUND - UNRESTRICTED
                        FOR THE YEAR ENDED JUNE 30, 1997


                                                                         1997
                                                                      ----------

OPERATING FUND - UNRESTRICTED
CASH FLOWS FROM OPERATING AND NONOPERATING GAINS (LOSSES)
     Revenue and gains in excess of expenses and losses               $2,206,462
     Adjustments to reconcile revenue and gains in excess of
        expenses and losses to net cash provided by operating
        activities and gains and losses:
          Depreciation and amortization                                1,076,878
     Reclassify gain on sale of equipment                                (15,959)
     Net (increase) in receivables, inventory, other current
        assets and payables                                             (870,670)
                                                                       ---------
     Net Cash Provided by Operating and Nonoperating Activities        2,396,711
                                                                       ---------

CASH FLOWS FROM CAPITAL AND RELATED FINANCING ACTIVITIES:
   Acquisition of property and equipment                              (2,186,190)
   Operating transfers for asset acquisitions                             30,000
   Proceeds from sale of equipment                                        29,718
   Repayment of long-term debt                                          (956,533)
                                                                      ----------
       Net Cash (Used) by Capital and Related Financing
          Activities                                                  (3,083,005)
                                                                      ----------
       Net Decrease in Cash                                             (686,294)

CASH AND CASH EQUIVALENTS, July 1                                      2,712,570
                                                                      ----------
CASH AND CASH EQUIVALENTS, June 30                                    $2,026,276
                                                                      ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Interest paid                                                    $  167,579
                                                                      ==========




   The accompanying notes are an integral part of these financial statements.

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization:

        Elko General Hospital is governed by an elected Board of five trustees, plus a representative from the Elko County Board of County Commissioners pursuant to NRS 450.040 and 450.070 of the Nevada Revised Statutes.

        The Hospital Board possesses final decision-making authority and is held accountable for those decisions. The Hospital Board is responsible for approving the budget, establishing spending limitations, funding and/or issuing bonds to finance hospital system operations and construction.

Basis of Accounting:

        The accounting policies of Elko General Hospital conform to generally accepted accounting principles as applicable to providers of health care services. A summary of the Hospital's significant accounting policies consistently applied in the preparation of the financial statements is as follows:

        Enterprise funds are used to account for activities similar to those found in the private sector, where the determination of net income is necessary or useful to sound financial administration. Revenues derived from current operations are intended to provide those resources necessary to maintain continued delivery of such services in future periods. Goods or services from such activities are provided to outside parties. The primary operations of Elko General Hospital are presented in the "Operating Fund," which is accounted for as an Enterprise Fund. In accordance with Governmental Accounting Standards Board (GASB) Statement 20, the Hospital has determined to apply all GASB pronouncements as well as the Financial Accounting Standards Board (FASB) pronouncements issued unless the FASB pronouncement conflicts with GASB.

        The Restricted Funds are used to account for resources whose use has been restricted by donors or grantors. The Restricted Funds are comprised of the following: 1) the Specific Purpose Funds have been restricted by grantors and employees for specific uses; 2) the Capital Improvement Fund has been restricted to accumulate resources for capital improvements to the Hospital; and 3) the Self Insurance Fund has been restricted for the accumulation of resources for and payment of claims related to the Hospital's self insured health program.

        The accounting records for all funds are maintained on the accrual basis of accounting. Under this method, revenues are recorded when earned and expenses are recorded at the time liabilities are incurred.

Statement of Operations:

        For purposes of display, transactions deemed by management to be ongoing, major, or central to the provision of health care services are reported as revenues and expenses. Peripheral or incidental transactions are reported as gains and losses.

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


Budgetary Accounting:

        In accordance with State statute, actual expenses may not exceed the sum of budgeted operating and nonoperating expenses. Elko General Hospital, on its final 1997-98 budget, designated more for opening fund balance than was available at June 30, 1997 in the following funds:

                                 1997-98
                             BUDGETED OPENING   FUND BALANCE
                               FUND BALANCE     JUNE 30, 1997      DEFICIT
                             ----------------   -------------      -------
Specific Purpose Fund             $40,858         $ 40,811         $    47
Self Insurance Fund                30,036          (64,233)         94,269

Concentrations of Credit Risk:

        The Hospital is located in Elko, Nevada and primarily provides medical care to residents of Northeastern Nevada. Financial instruments which potentially subject the Hospital to credit risk consist principally of cash and patient receivables. The Hospital maintains its cash at two financial institutions in Elko, Nevada and as of June 30, 1997, FDIC coverage was exceeded by $2,019,354 and $142,488 at these institutions.

        The Hospital grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third party payors was as follows for the years ended June 30, 1997:

                                                                    1997
                                                                   ------
        Medicare                                                     12%
        Medicaid                                                      6
        Other third-party payors                                     40
        Patients                                                     42
                                                                    ---
                                                                    100%
                                                                    ===

Cash and Cash Equivalents:

        Cash and cash equivalents include investments in highly liquid debt instruments with a maturity of three months or less, excluding amounts whose use is limited by Board designation or other arrangements under trust agreements or with third-party payors.

Inventories:

        Inventories are stated at cost, with cost being determined principally on the first-in, first-out basis.

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


Property, Equipment and Capital Leases:

        Property, equipment and capital leases are recorded at cost. Donated assets are recorded at their fair market value at the date of donation. Major additions and betterments are charged to the fixed asset accounts, while maintenance and repairs which do not improve or extend the life of the respective assets, are expensed currently. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets. Equipment under capital leases is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Such amortization is included in provision for depreciation in the financial statements.

Compensated Absences:

        The costs involved in vacation, compensatory time and sick leave are recorded as obligations when earned and the right to receive compensation for future absences vests with the employee. Employees are allowed to accumulate 120 to 240 hours of vacation time depending upon length of service. Employees are allowed to accumulate up to 240 hours of sick leave, but will be paid at 1/3 of the regular rate of pay at termination, subject to various ceiling amounts dependent upon the length of service.

Use of Estimates:

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates. As indicated below, the Hospital utilizes the net patient service revenue method of revenue recognition which relies heavily on estimates.

Fund Balances - Restricted:

    Elko General Hospital segregates fund balances into the following categories:

        "Unreserved" - represents that portion of fund balance that is not segregated for a specific future use and is available for the ensuing year's operations. Unreserved fund balance is comprised of the following two categories:

            Designated for future years' operations - represents the budgeted opening fund balance for the forthcoming year

            Undesignated - represents the remainder of fund balance not specifically reserved or designated for future year's operations

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


Net Patient Service Revenues:

        Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

Charity Care:

        The Hospital provides care to all who require it under its charity care policy without charge or at amounts less than its established rates. Because the Hospital does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue. This policy is mandated by Nevada State statutory provisions applicable to county hospitals and Title VI of the Federal Regulations.

NOTE 2 - COMPLIANCE WITH THE NEVADA REVISED STATUTES AND THE NEVADA
             ADMINISTRATIVE CODE:

        The Hospital conformed to all statutory and legal constraints on its financial administration during the year ended June 30, 1997 with the following possible exceptions:

        - Total expenditures of the Operating Fund and Self Insurance Fund exceeded total appropriations by $420,661 and $92,007 respectively, an apparent violation of NRS 354.626.

        The Hospital Board responded to the Nevada Department of Taxation in a corrective action plan for all possible violations related to the year ended June 30, 1996.

NOTE 3 - NET PATIENT SERVICE REVENUE:

        The Hospital has agreements with third-party payors that provide for payments to the Hospital at amounts different from its established rates. A summary of the payment arrangements with major third-party payors follows.

        - Medicare. Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Inpatient non-acute services, certain outpatient services, and defined capital and medical education costs related to Medicare beneficiaries are paid based on a cost reimbursement methodology. The Hospital is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Hospital and audits thereof by the Medicare fiscal intermediary. The Hospital's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization under contract with the Hospital. The Hospital's Medicare cost reports have been reviewed by the Medicare fiscal intermediary through June 30, 1995.

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


        - Medicaid. Sub-acute inpatient services rendered to Medicaid program beneficiaries are reimbursed under an established rate which is not subject to retroactive adjustment. For acute and outpatient services, the Hospital is paid at prospectively determined rates. Annual cost reports are filed by the Hospital for determination of future rates and audited by the Medicaid fiscal intermediary. The Hospital's Medicaid cost reports have been reviewed by the Medicaid fiscal intermediary through June 30, 1994.

        The Hospital has also entered into payment agreements with certain commercial insurance carriers, preferred provider organizations and other third party payors. The basis for payment to the Hospital under these agreements includes prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

NOTE 4 - DEFINED BENEFIT PENSION PLAN:

        Plan Description. Elko General Hospital contributes to the Public Employees Retirement System of the State of Nevada (PERS), a cost sharing multiple employer, defined benefit plan administered by the Public Employees Retirement System of the State of Nevada. PERS provides retirement benefits, disability benefits, and death benefits, including annual cost of living adjustments, to plan members and their beneficiaries. Chapter 286 of the Nevada Revised Statutes establishes the benefit provisions provided to the participants of PERS. These benefit provisions may only be amended through legislation. The Public Employees Retirement System of the State of Nevada issues a publicly available financial report that includes financial statements and required supplementary information for PERS. That report may be obtained by writing to the Public Employees Retirement System of the State of Nevada, 693 West Nye Lane, Carson City, NV 89703-1599 or by calling
    (702) 687-4200.

        Funding Policy. Plan members are funded under one of two methods. Under the employer pay contribution plan, the Hospital is required to contribute all amounts due under the plan. The second funding mechanism for providing benefits is the employer/employee paid contribution plan. Under this method, employees are required to contribute a percentage of their contribution. The contribution requirements of plan members and the Hospital are established by Chapter 286 of the Nevada Revised Statutes. The funding mechanism may only be amended through legislation. The Hospital's contribution rates and amounts contributed for the last three years are as follows:

                                   Contribution Rate
                                   -----------------
                                                Employer/      Total
         Fiscal Year           Employer         Employee    Contribution
         -----------           --------         --------    ------------
         1996-97                18.75%          10.0%        $1,854,999
         1995-96                18.75%          10.0%         1,584,362
         1994-95                18.22%          9.31%         1,205,370

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


NOTE 5 - CASH:

        State statutes authorize deposits in any bank, credit union or savings and loan in the State of Nevada that is federally insured. The Hospital may invest in securities as required by Nevada Revised Statutes.

        To facilitate better management of Hospital resources, cash balances for all funds except the Pinkerton Scholarship Fund, Group Health Self Insurance Fund, and Capital Improvement Fund are combined in pooled operating accounts. The cash reflected on the balance sheet is the carrying amount of deposits comprised of the individual fund's equity in the pooled and separate cash balances. A summary of cash as of June 30, 1997 is as follows:

                                                                1997
                                                             ----------
         Unrestricted Funds
           Current operating cash                            $1,526,087
           Restricted cash held                                 500,189
                                                             ----------

                                                              2,026,276
         Restricted Funds
           Specific purpose restricted funds
             Research Fund                                       27,767
             Scholarship Fund                                     8,879
             Mammography Grant Fund                               4,165
             HCFA Grant Fund                                     23,297
                                                             ----------

                                                                 64,108
                                                             ----------
           Capital Improvement Fund                              63,458
                                                             ----------
           Self Insurance Fund                                    6,589
                                                             ----------
             Total Cash                                      $2,160,431
                                                             ==========

        Use of the restricted funds is limited to the purpose designated by the donors of the funds. Cash held by the Unrestricted Funds in the amount of $500,189 is recorded as restricted cash on the balance sheet. This cash was advanced by Nevada State Bank as a portion of a note payable in the amount of $2,500,000 and is to be used for a hospital-wide computer upgrade. The cash limited as to use reflects the portion of the note proceeds that were unexpended as of June 30, 1997.

        The following is a listing of collateral or insurance on deposits as of June 30, 1997:

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


                                                   CARRYING              BANK
                                                    AMOUNT              BALANCE
                                                 -----------         -----------
         Insured (FDIC)                          $  300,000          $  300,000
         Collateralized, collateral held
           by bank in Hospital's name              1,858,966           2,161,842
         Uninsured and uncollateralized                   --                  --
                                                 -----------         -----------

                                                   2,158,966           2,461,842
         Cash on hand, refunds held                    1,465                  --
                                                 -----------         -----------

                                                 $ 2,160,431         $ 2,461,842
                                                 ===========         ===========

NOTE 6 - ACCOUNTS RECEIVABLE:

        At June 30, 1997, accounts receivable in the Operating Fund consisted of the following:

                                                              1997
                                                          -----------
Patient Receivables
       Patients                                           $ 7,752,003
       Less estimated uncollectible accounts and
         allowance for contractual adjustments             (3,356,032)
                                                          -----------

     Net Patient Receivables                                4,395,971

Accounts Receivable - Other                                   793,915
                                                          -----------

                                                          $ 5,189,886
                                                          ===========

NOTE 7 - INVENTORIES:

        As of June 30, 1997, Operating Fund inventories consisted of the following:

                                                                     1997
                                                                  ---------
        Operating room                                            $ 417,265
        Pharmacy, Dietary, Central Supply and other                 166,677
                                                                  ---------
             Total                                                $ 583,942
                                                                  =========

NOTE 8 - PROPERTY AND EQUIPMENT:

        As of June 30, 1997, property and equipment consisted of the following:

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


                                                          1997
                                                      -----------
             Land improvements                        $   211,193
             Buildings and improvements                 7,850,377
             Equipment                                  7,756,340
                                                      -----------

                                                       15,817,910
             Less:  Accumulated depreciation            8,506,734
                                                      -----------

                                                        7,311,176
             Land                                          35,000
             Construction in progress                      15,214
             Computer project in progress               1,436,448
                                                      -----------

                                                      $ 8,797,838
                                                      ===========

        Equipment is pledged as collateral for long-term debt as explained in Notes 9 and 10.

NOTE 9 - LEASE OBLIGATIONS:

Capital Leases

        The Hospital has entered into lease transactions which are accounted for as capital leases. The related assets and liabilities acquired under these lease agreements have been recorded in the Operating Fund. The asset balances related to these leases have been recorded as follows:

                                                             1997
                                                          ----------
        Equipment                                         $1,102,233
        Less: Accumulated depreciation                       605,834
                                                          ----------

                                                          $  496,399
                                                          ==========

        The following is a schedule by individual lease of the net present value of the minimum lease payments as of June 30, 1997:

                                                                                1997
                                                                              -------
        Lease payable to Coulter Leasing for hematology instrument, dated July15, 1994, in monthly installments of $2,256,
        including interest at 6.5% per annum; secured by equipment.           $52,604

        Lease payable to Sutro & Co., Incorporated for endoscopy
        camera system, blood gas analyzer, and phacoemulsification equipment, dated February 25, 1994, in monthly installments of $1,481, including interest at 8.3% per annum; secured
        by equipment.                                                          30,128

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


        Lease payable to Nevada State Bank for mammography
        machine and Lifeline units, dated May 12, 1994, in monthly installments of $2,254, including interest at 5.95% per
        annum; secured by equipment.                                           48,603

        Lease payable to Nevada State Bank for remodel of
        modular building, dated September 8, 1994, in monthly
        installments of $4,862, including interest at 6.3% per
        annum; secured by modular building.                                   117,870

        Lease payable to Nevada State Bank for operating room
        table, dishwasher, mobile digital imaging system, dated
        September 15, 1996, in monthly installments of $3,740,
        including interest at 5.625% per annum; secured
        by equipment.                                                         133,010
                                                                            ---------

                                                                              382,215
   Less: Current maturities of capital leases                                 156,000
                                                                            ---------

                                                                            $ 226,215
                                                                            =========


Operating Lease

    Elko General Hospital has entered into an operating lease for a medical arts building to house its contract physicians. The lease has a term of seven and one-half years, terminating on August 31, 2003. The lease expense for this building for the year ended June 30, 1997 was $183,600.

    The future minimum lease payments under these lease agreements as of June 30, 1997 are as follows:

          YEAR ENDING                                              CAPITAL            OPERATING
            JUNE 30,                                                LEASES              LEASES
          -----------                                             ----------          ----------
             1998                                                 $  174,992         $   183,600
             1999                                                    169,786             183,600
             2000                                                     56,856             183,600
             2001                                                     11,219             183,600
             2002                                                         --             183,600
             Subsequent                                                   --             168,300
                                                                  ----------         -----------

             Total minimum payments                                  412,853         $ 1,086,300
             Less: Amount representing interest                       30,638         ===========
                                                                  ----------

             Present value of net minimum lease payments          $  382,215
                                                                  ==========

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


NOTE 10 - NOTES PAYABLE:

        Notes payable consisted of the following as of June 30, 1997:

                                                                                 1997
                                                                              ----------
        Note payable to Bank of America dated January 25, 1990,
        payable in monthly installments of $12,446, including
        principal and interest at 6.9% per annum. Secured
        by furniture, fixtures and equipment.                                 $  319,910

        Note payable to Nevada State Bank dated October 26, 1993,
        in monthly installments of $9,990, including interest
        at 5.6% per annum. Secured by equipment.                                 107,611

        Note payable to Nevada State Bank dated February 6, 1997,
        in monthly installments of $46,784, including interest
        at 4.66% per annum; secured by equipment.                              1,889,201
                                                                              ----------

                                                                               2,316,722
            Less:  Current maturities                                            617,248
                                                                              ----------

                                                                              $1,699,474
                                                                              ==========

        The aggregate maturities of notes payable for years after June 30, 1997, based upon present arrangements, are as follows:

            YEAR ENDING
              JUNE 30                                       AMOUNT
            -----------                                   ----------
                1998                                      $  617,248
                1999                                         647,017
                2000                                         621,541
                2001                                         384,905
                2002                                          17,646
                Subsequent                                    28,365
                                                          ----------

                                                          $2,316,722
                                                          ==========

NOTE 11 - RISK MANAGEMENT:

        The Hospital is exposed to various risks of loss related to torts; theft of, damage to, and destruction of assets; errors and omissions; injuries to employees; and natural disasters.

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


        The Hospital has joined together with other rural hospitals throughout the State of Nevada to create the Liability Cooperative of Nevada (LICON). LICON is a public entity risk pool currently operating as a common risk management and insurance program for eleven member rural hospitals.

        The Hospital pays an annual premium and specific deductibles, as necessary, to LICON for its general insurance coverage. LICON is considered a self-sustaining risk pool that will provide for its members comprehensive hospital liability coverage up to $2,000,000 per insured event, and directors, officers and trustees liability coverage of $500,000 per insured occurrence and annual aggregate.

        The Hospital continues to carry commercial insurance for other risks of loss, including specific risks of loss not covered by LICON. Settled claims resulting from these risks have not exceeded commercial insurance coverage in the past three fiscal years.

        The Hospital is self-insured for employees health and accident insurance. The risk financing fund (Self Insurance Fund) is accounted for as an internal service fund where assets are set aside for claim settlements. A premium is charged to the operating fund based upon the total payroll of the hospital. The Hospital maintains stop loss insurance coverage from an outside insurance carrier for any claims in excess of $35,000 per occurrence.

        Liabilities of the fund are reported when it is probable that a loss has occurred and the amount of the loss can be reasonably estimated. Liabilities include an amount for claims that have been incurred but not reported
    (IBNR). Claim liabilities are calculated considering the effects of inflation, recent claim settlement trends including frequency and amount of pay-outs and other economic and social factors. Changes in the balances of claims liabilities during the past two fiscal years are as follows:

                          Unpaid           Incurred                            Unpaid
                          Claims,           Claims                             Claims,
                       Beginning of       (Including          Claim            End of
                        Fiscal Year         IBNRs)           Payments        Fiscal Year
                       ------------       ----------         --------        -----------
        1995-96          $111,965          $615,809          $638,941          $ 88,833
        1996-97            88,833           910,170           902,637            96,366

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

        The estimated fair value amounts of all financial instruments have been determined by the Hospital using available information and appropriate valuation methodologies. Considerable judgment is necessary in interpreting data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Hospital might realize in a current market exchange.

        The carrying amount of cash and equivalents and current receivables and payables approximates fair value. The carrying amounts of the notes and leases payable approximates fair value because the interest rate on these financial instruments approximates the Hospital's current incremental borrowing rates.

                              ELKO GENERAL HOSPITAL
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997


NOTE 13 - SUBSEQUENT EVENTS:

         On June 11, 1998, Elko County, State of Nevada, Commissioners and the Trustees of the Elko General Hospital sold the operations of the hospital to Province Healthcare for approximately $22,000,000, subject to a final determination of certain hospital assets and liabilities. Upon signing of the sales agreement, the local State of Nevada governmental unit known as the Elko General Hospital ceases to exist. The proceeds from the sale of the hospital to Province Healthcare is to be paid directly to Elko County, State of Nevada.

                              ELKO GENERAL HOSPITAL
                       CONDENSED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1998
                                  (PAGE 1 OF 2)

                                     ASSETS

OPERATING FUND - UNRESTRICTED
CURRENT ASSETS
     Cash                                                     $ 2,470,420
     Accounts receivable                                        6,021,964
     Due from other governments                                        --
     Due from other funds                                         100,207
     Inventories                                                  610,147
     Prepaid expenses                                             454,501
                                                              -----------

                                                                9,657,239

PROPERTY AND EQUIPMENT, NET                                     8,821,940
                                                              -----------

     Total Assets                                             $18,479,179
                                                              ===========

                          LIABILITIES AND FUND BALANCE

CURRENT LIABILITIES
     Accounts payable                                         $ 1,080,051
     Accrued expenses                                           1,261,465
     Current maturities of capital lease obligations              163,254
     Current maturities of long-term notes payable                627,950
                                                              -----------

                                                                3,132,720
                                                              -----------

LONG-TERM LIABILITIES
     Compensated absences                                          59,910
     Capital lease obligations                                    103,169
     Notes payable                                              1,232,253
                                                              -----------

                                                                1,395,332
                                                              -----------

         Total Liabilities                                      4,528,052
                                                              -----------

FUND BALANCE                                                   13,951,127
                                                              -----------

         Total Liabilities and Fund Balance                   $18,479,179
                                                              ===========

                              ELKO GENERAL HOSPITAL
                       CONDENSED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1998
                                  (PAGE 2 OF 2)


RESTRICTED FUNDS

                                     ASSETS
     SPECIFIC PURPOSE FUNDS
         Cash                                                 $    35,405
                                                              ===========

                                  FUND BALANCE
     FUND BALANCE
         Unreserved
              Undesignated                                    $    35,405
                                                              ===========

                                     ASSETS
     CAPITAL IMPROVEMENT FUND
         Assets
              Cash                                            $   104,142
                                                              ===========

                                  FUND BALANCE
     FUND BALANCE
         Unreserved
              Undesignated                                    $   104,142
                                                              ===========

                                     ASSETS
     SELF INSURANCE FUND
     CURRENT ASSETS
         Cash                                                 $     6,713
         Accounts receivable                                       70,643
                                                              -----------

              Total Assets                                    $    77,356
                                                              ===========

                          LIABILITIES AND FUND BALANCE

     CURRENT LIABILITIES
         Accounts payable                                     $   127,450
         Due to other funds                                       100,207
                                                              -----------

                                                                  227,657
                                                              -----------
     FUND BALANCE
         Unreserved
              Undesignated (Deficit)                             (150,301)
                                                              -----------

              Total Liabilities and Fund Balance              $    77,356
                                                              ===========



                  See notes to condensed financial statements.

                              ELKO GENERAL HOSPITAL
                       CONDENSED STATEMENTS OF OPERATIONS
                          OPERATING FUND - UNRESTRICTED

                                                                              Nine Months Ended
                                                                                  March 31,
                                                                         ---------------------------
                                                                         1998                   1997
                                                                         ----                   ----
REVENUE
     Net Patient Service Revenue
         Routine services                                            $  5,448,659           $  4,925,621
         Ancillary service                                             17,728,184             16,857,791
         Contract physician revenue                                     1,659,800              1,426,832
                                                                     ------------           ------------
                                                                       24,836,643             23,210,244
     Less adjustments to revenues:
         Contractual allowances under governmental
              health care and insurance programs                       (3,891,627)            (3,776,131)
         Uncompensated care, charity care                                (262,469)               (85,445)
                                                                     ------------           ------------

                                                                       20,682,547             19,348,668
     Other Operating Revenue                                              168,082                120,518
                                                                     ------------           ------------

                                                                       20,850,629             19,469,186
                                                                     ------------           ------------

OPERATING EXPENSES
     Professional care of patients                                     10,177,958              9,140,195
     Dietary services                                                     400,648                353,808
     General services                                                   1,948,496              1,798,917
     Administrative services                                            2,344,757              1,863,933
     Employee benefits                                                  1,513,344              1,352,136
     Insurance costs                                                      249,394                210,278
     Depreciation and amortization                                      1,095,706                803,416
     Interest                                                              91,181                130,169
     Provision for bad debts                                            2,087,132              2,442,905
                                                                     ------------           ------------

                                                                       19,908,616             18,095,757
                                                                     ------------           ------------

     Income From Operations                                               942,013              1,373,429
                                                                     ------------           ------------

     NON-OPERATING GAINS (LOSSES)
         Interest income                                                   69,264                 68,544
         Gifts, grants and bequests                                        21,810                 12,028
         Elko County Jail meal gains (net)                                 91,688                101,661
         Other nonoperating revenues                                       72,182                 19,704
                                                                     ------------           ------------

                                                                          254,944                201,937
                                                                     ------------           ------------

         Revenue and Gains in Excess of Expenses and Losses          $  1,196,957           $  1,575,366
                                                                     ============           ============



                  See notes to condensed financial statements.

                              ELKO GENERAL HOSPITAL
                       CONDENSED STATEMENTS OF CASH FLOWS
                          OPERATING FUND - UNRESTRICTED

                                                                              Nine Months Ended
                                                                                  March 31,
                                                                         ---------------------------
                                                                         1998                   1997
                                                                         ----                   ----
OPERATING FUND - UNRESTRICTED
CASH FLOWS FROM OPERATING AND
     NONOPERATING GAINS (LOSSES)
         Revenue and gains in excess of (less than)
           expenses and losses                                       $  1,196,957           $  1,575,366
         Adjustments to reconcile revenue and gains in excess
           of expenses and losses to net cash provided by
           operating activities and gains and losses:
               Depreciation and amortization                            1,095,706                803,416
         Reclassify gain on sale of equipment                                (400)                13,584
         Net (increase) decrease in receivables, inventory,
           other current assets and payables                             (156,400)              (747,793)
                                                                     ------------           ------------

         Net Cash Provided by Operating and Nonoperating
           Activities                                                   2,135,863              1,644,573
                                                                     ------------           ------------

CASH FLOWS FROM CAPITAL AND RELATED
FINANCING ACTIVITIES:
         Acquisition of property and equipment                         (1,119,808)            (1,709,917)
         Operating transfers for asset acquisitions                            --                 30,000
         Proceeds from sale of equipment                                      400                  4,715
         Repayment of long-term debt                                     (572,311)              (759,945)
                                                                     ------------           ------------

           Net Cash Provided (Used) by Capital and Related
               Financing Activities                                    (1,691,719)            (2,435,147)
                                                                     ------------           ------------

           Net Increase in Cash                                           444,144               (790,574)

CASH AND CASH EQUIVALENTS, July 1                                       2,026,276              2,712,570
                                                                     ------------           ------------

CASH AND CASH EQUIVALENTS, March 31                                  $  2,470,420           $  1,921,996
                                                                     ============           ============

SUPPLEMENTAL DISCLOSURES OF
     CASH FLOW INFORMATION
         Interest paid                                               $     91,596           $    130,198
                                                                     ============           ============


                  See notes to condensed financial statements.

                              ELKO GENERAL HOSPITAL
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:

     Elko General Hospital is governed by an elected Board of five trustees, plus a representative from the Elko County Board of County Commissioners pursuant to NRS 450.040 and 450.070 of the Nevada Revised Statutes.

     The Hospital Board possesses final decision-making authority and is held accountable for those decisions. The Hospital Board is responsible for approving the budget, establishing spending limitations, funding and/or issuing bonds to finance hospital system operations and construction.

Basis of Accounting:

     The accounting policies of Elko General Hospital conform to generally accepted accounting principles as applicable to providers of health care services. A summary of the Hospital's significant accounting policies consistently applied in the preparation of the financial statements is as follows:

     Enterprise funds are used to account for activities similar to those found in the private sector, where the determination of net income is necessary or useful to sound financial administration. Revenues derived from current operations are intended to provide those resources necessary to maintain continued delivery of such services in future periods. Goods or services from such activities are provided to outside parties. The primary operations of Elko General Hospital are presented in the "Operating Fund," which is accounted for as an Enterprise Fund. In accordance with Governmental Accounting Standards Board (GASB) Statement 20, the Hospital has determined to apply all GASB pronouncements as well as the Financial Accounting Standards Board (FASB) pronouncements issued unless the FASB pronouncement conflicts with GASB.

     The Restricted Funds are used to account for resources whose use has been restricted by donors or grantors. The Restricted Funds are comprised of the following: 1) the Specific Purpose Funds have been restricted by grantors and employees for specific uses; 2) the Capital Improvement Fund has been restricted to accumulate resources for capital improvements to the Hospital; and 3) the Self Insurance Fund has been restricted for the accumulation of resources for and payment of claims related to the Hospital's self insured health program.

     The accounting records for all funds are maintained on the accrual basis of accounting. Under this method, revenues are recorded when earned and expenses are recorded at the time liabilities are incurred.

NOTE 2 - SUBSEQUENT EVENT

     On June 11, 1998, Elko County, State of Nevada, Commissioners and the Trustees of the Elko General Hospital sold the operations of the hospital to Province Healthcare for approximately $22,000,000, subject to a final determination of certain hospital assets and liabilities. Upon signing of the sales agreement, the local State of Nevada governmental unit known as the Elko General Hospital ceases to exist. The proceeds from the sale of the hospital to Province Healthcare is to be paid directly to Elko County, State of Nevada.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


     On February 10, 1998, Province completed its initial public offering of common stock and its Junior Preferred Stock was converted into Common Stock. On May 1, 1998, Province acquired Havasu Samaritan Regional Hospital (Havasu). On June 11, 1998, Province acquired Elko General Hospital (Elko).

     The following unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 gives effect to the acquisitions of Havasu and Elko by Province as if the transactions had been completed as of March 31, 1998.

     The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to: (i) the conversion of Junior Preferred Stock into Common Stock and the sale of 5,405,000 shares of Common Stock in the initial public offering at the price of $16.00 per share, and the application of the net proceeds thereof to the repurchase of certain shares of Common Stock, the redemption of Senior Preferred Stock and the repayment of debt, (ii) the acquisition of Havasu by Province, and (iii) the acquisition of Elko by Province, as if all such transactions had been completed as of January 1, 1997.

     The pro forma condensed consolidated financial information presented herein does not purport to represent what the Company's results of operations or financial position would have been had such transactions in fact occurred at the beginning of the periods presented or to project the Company's results of operations in any future period. The pro forma results of operations, which do not take into account certain operational changes instituted by the Company upon acquisition of its hospitals, are not necessarily indicative of the results that may be expected from such hospitals. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Province, included in its 1997 Form 10-K, the audited financial statements of Havasu included in the Current Report on Form 8-K/A Amendment No. 1 dated June 15, 1998, and the audited financial statements of Elko, included elsewhere in this Current Report on Form 8-K/A. Certain reclassifications have been made in the Elko historical financial statements, included in the pro forma financial statements, to conform to the Province presentation.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (In thousands)


                                                                  Historical
                                                       ------------------------------    Pro Forma        Pro Forma
                                                       Province     Havasu      Elko    Adjustments      Consolidated
                                                       --------     ------    -------   -----------      ------------
ASSETS
Current assets:
     Cash and cash equivalents                         $  6,675     $    6    $ 2,498     $106,000 (a)
                                                                                                (6)(b)
                                                                                          (105,567)(c)
                                                                                            22,000 (d)
                                                                                            (2,498)(e)
                                                                                           (22,035)(f)    $  7,073

     Accounts receivable, net                            35,705      3,767      6,022       (3,767)(b)      41,727
     Inventories                                          3,848      1,076        610                        5,534
     Prepaid expenses and other                           6,028        160        130         (154)(b)
                                                                                               (32)(f)
                                                                                               350 (f)       6,482
                                                       --------    -------    -------     --------        --------
          Total current assets                           52,256      5,009      9,260       (5,709)         60,816
Property, plant and equipment, net                       66,804     18,666      8,822       11,094 (c)
                                                                                            (5,272)(f)     100,114
Other assets:
     Unallocated purchase price                             760         --         --                          760
     Cost is excess of net assets acquired, net          53,146         --         --       75,724 (c)
                                                                                            14,687 (f)     143,557
     Other                                                8,256      7,982        324       (7,982)(b)
                                                                                              (324)(e)       8,256
                                                       --------    -------    -------     --------        --------
                                                       $181,222    $31,657    $18,406     $ 82,218        $313,503
                                                       ========    =======    =======     ========        ========

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                  $  5,029    $   667    $ 1,064     $   (667)(b)    $  6,093
     Accrued salaries and benefits                        6,968         --         --                        6,968
     Accrued expenses                                     2,311        510      1,218          489 (c)
                                                                                             1,000 (f)       5,528
     Current maturities of long-term obligations          2,255        637        800         (637)(b)
                                                                                              (800)(e)       2,255
                                                       --------    -------    -------     --------        --------
          Total current liabilities                      16,563      1,814      3,082         (615)         20,844
Long-term obligations, less current maturities           52,166     21,062      1,327      106,000 (a)
                                                                                           (21,062)(b)
                                                                                            22,000 (d)
                                                                                            (1,327)(e)
                                                                                                           180,166
Third-party settlements                                   7,255         --         --                        7,255
Other liabilities                                         8,506         --         60          (60)(e)       8,506
Minority interest                                           888         --         --                          888

Common stockholders' equity (deficit):
     Net assets                                              --      8,781     13,937       10,457 (b)
                                                                                           (19,238)(c)
                                                                                              (635)(e)
                                                                                           (13,302)(f)          --
     Common stock                                           130         --         --                          130
     Additional paid-in-capital                          97,338         --         --                       97,338
     Retained earnings (deficit)                         (1,624)        --         --                       (1,624)
                                                       --------    -------    -------     --------        --------
          Total common stockholders'
            equity (deficit)                             95,844      8,781     13,937      (22,718)         95,844
                                                       --------    -------    -------     --------        --------
                                                       $181,222    $31,657    $18,406     $ 82,218        $313,503
                                                       ========    =======    =======     ========        ========

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

------------------

(a) Reflects the borrowing by Province of $106.0 million to finance the acquisition of Havasu.

(b) Reflects the elimination of Havasu assets not purchased and liabilities not assumed by Province as follows:

     Cash....................................................................................  $       (6)
     Accounts receivable, net ...............................................................      (3,767)
     Prepaid expenses and other .............................................................        (154)
     Other ..................................................................................      (7,982)
     Accounts payable .......................................................................         667
     Current maturities of long-term obligations ............................................         637
     Long-term obligations, less current maturities .........................................      21,062
                                                                                                 --------
     Net assets .............................................................................    $ 10,457
                                                                                                 ========

(c) Reflects the purchase of Havasu and the allocation of the $105.5 million purchase price to adjust assets purchased and liabilities assumed to fair value and to record intangibles as follows:

     Property, plant and equipment...........................................................    $ 11,094
     Cost in excess of net assets acquired...................................................      75,724
     Accrued expenses........................................................................        (489)
     Net assets..............................................................................      19,238
                                                                                                 --------
     Cash paid...............................................................................    $105,567
                                                                                                 ========

(d) Reflects the borrowing by Province of $22.0 million to finance the acquisition of Elko.

(e) Reflects the elimination of Elko assets not purchased and liabilities not assumed by Province as follows:

     Cash ...................................................................................     $(2,498)
     Other ..................................................................................        (324)
     Current maturities of long-term obligations ............................................         800
     Long-term obligations, less current maturities .........................................       1,327
     Other liabilities ......................................................................          60
                                                                                                  -------
     Net assets .............................................................................     $  (635)
                                                                                                  =======

(f) Reflects the purchase of Elko and the allocation of the purchase price to adjust assets purchased and liabilities assumed to fair value and to record intangibles as follows:

     Prepaid expenses and other .............................................................    $    318
     Property, plant and equipment ..........................................................      (5,272)
     Cost in excess of net assets acquired ..................................................      14,687
     Accrued expenses .......................................................................      (1,000)
     Net assets .............................................................................      13,302
                                                                                                 --------
     Cash paid ..............................................................................    $ 22,035
                                                                                                 ========

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (In thousands)

                                                                  IPO                                     Acquisition
                                                  Historical   Pro Forma    Pro Forma      Historical      Pro Forma      Pro Forma
                                                   Province   Adjustments      IPO      Havasu     Elko   Adjustments   Consolidated
                                                  ----------  -----------   ---------   -------   ------- -----------   ------------
Revenue:
     Net patient service revenue                   $149,296                  $149,296   $55,101   $25,863                   $230,260
     Management and professional services             9,691                     9,691        --        --                      9,691
     Reimbursable expenses                            6,674                     6,674        --        --                      6,674
     Other                                            4,866                     4,866        --       497                      5,363
                                                   --------       ------     --------   -------   -------   --------        --------
          Net operating revenue                     170,527                   170,527    55,101    26,360         --         251,988

Expenses:
     Salaries, wages and benefits                    66,172                    66,172    16,626    13,333                     96,131
     Reimbursable expenses                            6,674                     6,674        --        --                      6,674
     Purchased services                              23,242                    23,242        --     1,172                     24,414
     Supplies                                        16,574                    16,574     7,457     3,619                     27,650
     Provision for doubtful accounts                 12,812                    12,812     4,541     2,794                     20,147
     Other operating expenses                        16,318                    16,318    14,407     2,353                     33,078
     Rentals and leases                               4,888                     4,888        --       282                      5,170
     Depreciation and amortization                    7,557                     7,557     1,689     1,287   $  1,560 (d)
                                                                                                                (145)(e)      11,948
     Interest expense                                 8,121      $(3,334)(a)    4,787     1,628       139      7,170 (f)
                                                                                                               1,687 (g)      15,411
     Minority interest                                  329                       329        --        --                        329
     Loss on sale of assets                             115                       115        --        --                        115
                                                   --------       ------     --------   -------   -------   --------        --------
          Total expenses                            162,802       (3,334)     159,468    46,348    24,979     10,272         241,067
                                                   --------       ------     --------   -------   -------   --------        --------
Income (loss) before income taxes                     7,725        3,334       11,059     8,753     1,381    (10,272)         10,921
Income taxes (benefit)                                3,650        1,299 (b)    4,949        --        --        (54)(b)       4,895
                                                   --------       ------     --------   -------   -------   --------        --------
Net income                                            4,075        2,035        6,110     8,753     1,381    (10,218)          6,026
Preferred stock dividends and accretion              (5,077)       5,077 (c)       --        --        --         --              --
                                                   --------       ------     --------   -------   -------   --------        --------
Net income (loss) to common shareholders           $( 1,002)      $7,112     $  6,110   $ 8,753   $ 1,381   $(10,218)       $  6,026
                                                   ========       ======     ========   =======   =======   ========        ========

Basic earnigs (loss) per common share:
     Net income                                    $   0.71                  $   0.49                                       $   0.48
     Preferred stock dividends and accretion          (0.88)                       --                                             --
                                                   --------                  --------                                       --------
     Net income (loss) to common shareholders      $  (0.17)                 $   0.49                                       $   0.48
                                                   ========                  ========                                       ========

Diluted earnings (loss) per common share:
     Net income                                    $   0.71                  $   0.46                                       $   0.46
     Preferred stock dividends and accretion          (0.88)                       --                                             --
                                                   --------                  --------                                       --------
     Net income (loss) to common shareholders      $  (0.17)                 $   0.46                                       $   0.46
                                                   ========                  ========                                       ========

Weighted-average shares:
     Basic earnings per common share                  5,787                    12,466                                         12,466
     Diluted earnings per common share                5,787                    13,140                                         13,140

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                 (In thousands)

                                                                IPO                                      Acquisition
                                               Historical    Pro Forma      IPO         Historical         Pro Forma      Pro Forma
                                                Province    Adjustments   Subtotal   Havasu      Elko     Adjustments   Consolidated
                                               ----------   -----------   --------   -------    -------  ------------   ------------
Revenue:
     Net patient service revenue                 $42,750                   $42,750   $15,168     $7,417                      $65,335
     Management and professional services          2,930                     2,930        --         --                        2,930
     Reimbursable expenses                         1,562                     1,562        --         --                        1,562
     Other                                           609                       609        --        134                          743
                                                 -------         ----      -------   -------     ------      -------         -------
          Net operating revenue                   47,851           --       47,851    15,168      7,551                       70,570

Expenses:
     Salaries, wages and benefits                 18,606                    18,606     4,786      3,859                       27,251
     Reimbursable expenses                         1,562                     1,562        --         --                        1,562
     Purchased services                            6,035                     6,035        --        331                        6,366
     Supplies                                      4,627                     4,627     2,218      1,007                        7,852
     Provision for doubtful accounts               3,082                     3,082       996        521                        4,599
     Other operating expenses                      4,257                     4,257     3,483        690                        8,430
     Rentals and leases                            1,474                     1,474        --         86                        1,560
     Depreciation and amortization                 2,205                     2,205       459        366      $   353 (d)
                                                                                                                 (80)(e)       3,303
     Interest expense                              1,855        $(474)(a)    1,381       395         28        1,840 (f)
                                                                                                                 436 (g)       4,080
     Minority interest                                68                        68        --         --                           68
     Loss on sale of assets                           33                        33        --         --                           33
                                                 -------         ----      -------   -------     ------      -------         -------
          Total expenses                          43,804         (474)      43,330    12,337      6,888        2,549          65,104
                                                 -------         ----      -------   -------     ------      -------         -------
Income (loss) before income taxes                  4,047          474        4,521     2,831        663       (2,549)          5,466
Income taxes                                       1,772          189 (b)    1,961        --         --          368 (b)       2,329
                                                 -------         ----      -------   -------     ------      -------         -------
Net income                                         2,275          285        2,560     2,831        663       (2,917)          3,137
Preferred stock dividends and accretion             (696)         696 (c)       --        --         --                           --
                                                 -------         ----      -------   -------     ------      -------         -------
Net income to common shareholders                $ 1,579         $981      $ 2,560   $ 2,831     $  663      $(2,917)        $ 3,137
                                                 =======         ====      =======   =======     ======      =======         =======

Basic earnings (loss) per common share:
     Net income                                  $  0.24                   $  0.20                                           $  0.24
     Preferred stock dividends and accretion       (0.07)                       --                                                --
                                                 -------                   -------                                           -------
     Net income (loss) to common shareholders    $  0.17                   $  0.20                                           $  0.24
                                                 =======                   =======                                           =======

Diluted earnings (loss) per common share:
     Net income                                  $  0.23                   $  0.19                                           $  0.24
     Preferred stock dividends and accretion       (0.07)                       --                                                --
                                                 -------                   -------                                           -------
     Net income (loss) to common shareholders    $  0.16                   $  0.19                                           $  0.24
                                                 =======                   =======                                           =======

Weighted-average shares:
     Basic earnings per common share               9,343                    13,010                                            13,010
     Diluted earnings per common share             9,615                    13,282                                            13,282

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

------------------

(a) Reflects the elimination of interest expense associated with the $39.6 million of long-term obligations repaid with the net proceeds of the IPO.

(b) Reflects the inclusion of the income tax expense (benefit) based on the combined federal and state statutory rate of 39.0% applied to adjusted pre-tax income or loss.

(c) Reflects the elimination of the dividends and the accretion of issuance costs on the Senior Preferred Stock redeemed with a portion of the net proceeds of the IPO and the Junior Preferred Stock converted into Common Stock in connection with the IPO.

(d) Reflects the elimination of the historical depreciation expense of Havasu, and the inclusion of the Company's depreciation of property, plant and equipment and amortization of goodwill and other intangible assets.

(e) Reflects the elimination of the historical depreciation expense of Elko, and the inclusion of the Company's depreciation of property, plant and equipment and amortization of goodwill and other intangible assets.

(f) Reflects the elimination of the historical interest expense related to the debt of Havasu not assumed in the acquisition, and the inclusion of the Company's interest expense related to the debt used to finance the acquisition.

(g) Reflects the elimination of the historical interest expense related to the debt of Elko not assumed in the acquisition, and the inclusion of the Company's interest expense related to the debt used to finance the acquisition.